EXHIBIT 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Health Care REIT, Inc.:

Registration Statement Number	Form	Description

333-01239	Form S-8	1995 Stock Incentive Plan

333-40771	Form S-8	1995 Stock Incentive Plan

333-73916	Form S-8	1995 Stock Incentive Plan

333-126195	Form S-8	2005 Long-Term Incentive Plan

333-161131	Form S-8	2005 Long-Term Incentive Plan

333-166705	Form S-3	Third Amended and Restated Dividend Reinvestment and Stock Purchase Plan

333-181185	Form S-3	Registration Statement pertaining to an indeterminate amount of debt securities, common stock, preferred stock, depositary shares, warrants and units of our report dated March 22, 2013, with respect to the combined financial statements of Sunrise Operations UK Limited, Sunrise Operations VW Limited, Sunrise Operations Elstree Limited, Sunrise Operations Banstead Limited, Sunrise Operations Purley Limited, Sunrise Home Help Services Limited, Sunrise Home Help Services VW Limited, Sunrise Home Help Elstree Limited, Sunrise Home Help Banstead Limited and Sunrise Home Help Purley Limited for the year ended December 31, 2011, included in this Form 8-K/A of Health Care REIT, Inc.

/s/ ERNST & YOUNG LLP

London, England

March 25, 2013